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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Peoples Heritage Financial Group, Inc.:


We consent to incorporation by reference in the Registration Statements (Nos. 33-22205, 33-22206, 33-80310, 333-17467 and 333-46367) on Form S-8 of Peoples
Heritage Financial Group, Inc. of our report, dated January 14, 1998, incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of Peoples Heritage Financial Group, Inc.



                                                       /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
March 23, 1998